Exhibit 99.1

Jerash Holdings Reports Financial Results

for Fiscal 2026 Fourth Quarter and Full Year

-- Robust Fourth-Quarter Growth Caps Record Revenue Year

as Profitability Accelerates --

FAIRFIELD, N.J., June 15, 2026 – Jerash Holdings (US), Inc. (NASDAQ: JRSH) (the “Company” or “Jerash”), which manufactures and exports custom, ready-made, sportswear and outerwear for leading global brands, today announced financial results for its fiscal 2026 fourth quarter and full year ended March 31, 2026.

Fiscal 2026 Fourth Quarter Highlights

●	Revenue increased by 46.6 percent to $42.9 million, from $29.3 million in the prior year quarter.

●	Gross margin was 17.1 percent, compared with 17.9 percent a year ago.

●	Operating income advanced more than fivefold to $2.3 million, from $434,000 in the prior year quarter.

●	Net income improved significantly to $1.7 million, compared with a net loss of $144,000 last year.

Fiscal 2026 Full Year Highlights

●	Revenue increased by 14.0 percent to a record $166.3 million, from $145.8 million in fiscal 2025.

●	Gross margin improved to 16.1 percent, from 15.3 percent in fiscal 2025.

●	Operating income more than quadrupled to $6.3 million, from $1.4 million in fiscal 2025.

●	Net income improved to $3.6 million, or $0.27 per diluted share, from a net loss of $840,000, or $0.07 per share, in fiscal 2025.

Outlook

●	Revenue for the fiscal 2027 first quarter is expected to increase by 20 to 22 percent over $39.6 million in the prior fiscal year’s first quarter.

●	Gross margin for the fiscal 2027 first quarter is anticipated to be approximately 15 to 17 percent, with increased emphasis on customer diversification and reduced seasonality.

“Jerash closed fiscal 2026 achieving strong fourth quarter performance and record revenue for the full year, driven by rising demand from both our long-standing global brand customers and orders from newer customers over the past few years,” said Sam Choi, Jerash’s chairman and chief executive officer. “We have made progress toward reducing customer concentration, and along with improved production efficiencies, we managed to smooth out seasonality in the second half of fiscal 2026 to achieve higher sales and better margins. With both the Aqaba and Haifa ports fully open and operating normally during the quarter, we were also pleased to complete additional export shipments despite the seasonal impact typically associated with the month-long Ramadan and Eid al-Fitr holiday period, which began on February 19 this year.

“Operationally, we are expanding production and reorganizing warehouse capacity in phases at several manufacturing facilities, including our newly acquired building, to better accommodate growing customer demand. The first phase of renovation is expected to add approximately 15 percent to our capacity and accommodate 700 additional workers by the end of calendar year 2026. The remaining expansion is planned for completion by mid-calendar year 2027, which should contribute an additional 20 to 25 percent in production capacity.

“Our production facilities are fully booked through December 2026, ensuring a steady flow of profitable growth. Management remains focused on further improving gross margin through increased automation and enhanced production efficiencies driven by economies of scale,” Choi added.

Fiscal 2026 Fourth Quarter Results

Fiscal 2026 fourth quarter revenue rose by 46.6 percent to $42.9 million, from $29.3 million in the same quarter last year, primarily reflecting increased export shipments to the Company’s long-standing key customers, as well as orders from newer customers, including Hansoll Group in South Korea, and others developed in recent years.

Gross profit increased 40.4 percent to $7.4 million for the fiscal 2026 fourth quarter, from $5.2 million in the same quarter last year. Gross profit margin for the quarter was 17.1 percent, compared with 17.9 percent in the same period last year.

Operating expenses totaled $5.0 million in the fiscal 2026 fourth quarter, compared with $4.8 million in the same quarter last year. As a percentage of revenue, total operating expenses decreased by almost 5 percentage points to 11.7 percent, from 16.4 percent in the fiscal 2025 fourth quarter. The lower expenses principally reflected improved control over export logistics costs and lower stock-based compensation.

Operating income rose more than fivefold to $2.3 million in the fiscal 2026 fourth quarter, up from $434,000 in the same quarter last year.

Total other expenses in the fiscal 2026 fourth quarter were $399,000, including $383,000 in interest expenses, compared with $254,000, including $371,000 in interest expenses partially offset by other income, in the prior year quarter.

Income tax expenses were $270,000 in the fiscal 2026 fourth quarter, compared with $324,000 in the prior year quarter. The effective income tax rate for the fiscal 2026 fourth quarter declined to 13.9 percent, mainly due to improvements in group profitability and lower Jordan income tax rate for companies in qualified development zones under a new investment law.

Net income rose to $1.7 million, or $0.12 per diluted share , for the fiscal 2026 fourth quarter, from a net loss of $144,000, or $0.01 per share, for the same quarter last year.

Comprehensive income attributable to the Company’s common stockholders advanced to $1.6 million in the fiscal 2026 fourth quarter, from a comprehensive loss of $49,000 in the same quarter last year.

Fiscal 2026 Full Year Results

Revenue for the full 2026 fiscal year increased by 14.0 percent to a record high $166.3 million, from $145.8 million in fiscal 2025.

Gross profit for fiscal 2026 rose 20.0 percent to $26.8 million, from $22.3 million in the prior fiscal year. Gross margin for fiscal 2026 improved to 16.1 percent from 15.3 percent in fiscal 2025.

Total operating expenses for fiscal 2026 were $20.5 million, compared with $20.9 million in fiscal 2025.

Operating income more than quadrupled to $6.3 million for the full 2026 fiscal year, from $1.4 million in the last fiscal year.

Total other expenses in fiscal 2026 were $1.6 million, compared with $1.3 million in fiscal 2025.

Income tax expenses were $1.1 million for fiscal 2026, compared with $991,000 for fiscal 2025.

Net income for fiscal 2026 improved by $4.5 million to $3.6 million, or $0.27 per diluted share, from a net loss of approximately $840,000, or $0.07 per share, in fiscal 2025.

Comprehensive income attributable to Jerash’s common stockholders improved to $3.6 million in fiscal 2026, from a comprehensive loss of $869,000 in fiscal 2025.

Balance Sheet, Cash Flow and Dividends

Cash and restricted cash totaled $12.5 million, and net working capital was $36.7 million as of March 31, 2026. During fiscal 2026, the Company purchased a manufacturing building and associated land in Al Tajamouat Industrial City for approximately $3.4 million, financed in part with a long-term bank loan of approximately $2.8 million. The Company also obtained two new revolving credit facilities totaling up to $20.0 million, both of which were undrawn as of March 31, 2026.

On May 4, 2026, the board of directors of Jerash approved a regular quarterly dividend of $0.05 per share on the Company’s common stock. The dividend was paid on May 21, 2026, to stockholders of record as of May 14, 2026.

Conference Call

Jerash Holdings will host an investor conference call to discuss its fiscal 2026 fourth quarter and full year results today, June 15, 2026, at 9:00 a.m. Eastern Time.

Phone:	888-506-0062 (domestic); 973-528-0011 (international)
Conference ID:	899698

A live and archived webcast will be available online in the investor relations section of Jerash’s website at www.jerashholdings.com. For those who are not able to listen to the live broadcast, the call will be archived for approximately one year on the website.

About Jerash Holdings (US), Inc.

Jerash Holdings (US), Inc. manufactures and exports custom, ready-made, sportswear and outerwear for leading global brands and retailers, including VF Corporation (which owns brands such as The North Face, Timberland, and Vans), New Balance, G-III (which licenses brands such as Calvin Klein, Tommy Hilfiger, and Nautica), Hugo Boss, American Eagle, and Acushnet (which owns brands such as Footjoy and Titleist). Jerash’s existing production facilities comprise eight factory units and six warehouses, and Jerash currently employs approximately 6,300 people. Additional information is available at www.jerashholdings.com.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “seek”, “potential,” “outlook” and similar expressions are intended to identify forward-looking statements. Such statements, including, but not limited to, Jerash’s current views with respect to future events and its financial forecasts, and expansion of the customer base among high-profile global brands, are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made, including those risks described from time to time in filings made by Jerash with the U.S. Securities and Exchange Commission. These and other risks and uncertainties are detailed in the Company’s filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Jerash does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.

Contact:

PondelWilkinson Inc.

Judy Lin or Roger Pondel

310-279-5980; jlin@pondel.com

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(tables below)

JERASH HOLDINGS (US), INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Three Months Ended March 31,		For the Fiscal Years Ended March 31,
	2026	2025	2026	2025
	(Unaudited)	(Unaudited)

Revenue, net	$42,896,842	$29,251,426	$166,263,870	$145,812,006
Cost of goods sold	35,541,194	24,012,525	139,480,501	123,492,561
Gross Profit	7,355,648	5,238,901	26,783,369	22,319,445

Selling, general and administrative expenses	4,795,599	4,464,351	19,551,781	19,114,456
Stock-based compensation expenses	223,851	341,035	904,171	1,758,146
Total Operating Expenses	5,019,450	4,805,386	20,455,952	20,872,602

Income from Operations	2,336,198	433,515	6,327,417	1,446,843

Other Income (Expense):
Interest expenses	(382,867)	(371,469)	(1,625,387)	(1,719,760)
Other (expenses) income, net	(15,801)	117,667	45,416	424,108
Total other expenses, net	(398,668)	(253,802)	(1,579,971)	(1,295,652)

Net income before provision for income taxes	1,937,530	179,713	4,747,446	151,191

Income tax expenses	269,521	323,808	1,120,044	991,120

Net income (loss)	1,668,009	(144,095)	3,627,402	(839,929)

Net income attributable to noncontrolling interest	81,265	8,540	89,802	8,440
Net income (loss) attributable to Jerash Holdings (US), Inc.’s Common Stockholders	$1,586,744	$(152,635)	$3,537,600	$(848,369)

Net income (loss)	$1,668,009	$(144,095)	$3,627,402	$(839,929)
Other Comprehensive Income (Loss):
Foreign currency translation gain (loss)	992	103,670	48,369	(20,803)
Total Comprehensive Income (Loss)	1,669,001	(40,425)	3,675,771	(860,732)
Comprehensive income attributable to noncontrolling interest	81,265	8,540	89,802	8,440
Comprehensive Income (Loss) Attributable to Jerash Holdings (US), Inc.’s Common Stockholders	$1,587,736	$(48,965)	$3,585,969	$(869,172)

Earnings (Loss) Per Share Attributable to Common Stockholders:
Basic	$0.12	$(0.01)	$0.28	$(0.07)
Diluted	$0.12	$(0.01)	$0.27	$(0.07)

Weighted Average Number of Shares
Basic	12,699,940	12,433,363	12,699,940	12,329,021
Diluted	13,285,785	12,433,363	13,188,685	12,329,021

Dividend per share	$0.05	$0.05	$0.20	$0.20

JERASH HOLDINGS (US), INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2026	March 31, 2025

ASSETS
Current Assets:
Cash	$10,764,576	$13,346,791
Accounts receivable, net	5,676,122	3,076,074
Inventories	29,956,361	27,704,829
Prepaid expenses and other current assets	3,351,655	3,648,321
Advances to suppliers, net	8,639,635	6,644,194
Total Current Assets	58,388,349	54,420,209

Restricted cash – non-current	1,702,935	1,717,248
Long-term deposits	834,686	464,934
Property, plant, and equipment, net	27,388,699	25,023,681
Goodwill	499,282	499,282
Operating lease right of use assets	1,038,563	850,172
Total Assets	$89,852,514	$82,975,526

LIABILITIES AND EQUITY

Current Liabilities:
Credit facilities	$4,902,996	$4,512,462
Accounts payable	7,167,019	6,507,308
Accrued expenses	5,528,165	4,342,436
Income tax payable – current	1,331,765	1,305,386
Uncertain tax provision	-	175,290
Other payables	2,092,183	2,149,185
Deferred revenue	241,357	487,004
Bank loan – current	58,766	-
Operating lease liabilities – current	319,910	339,699
Total Current Liabilities	21,642,161	19,818,770

Deferred tax liabilities, net	73	120
Operating lease liabilities – non-current	539,183	287,527
Bank loan – non current	2,762,034	-
Total Liabilities	24,943,451	20,106,417

Equity
Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 12,939,418 shares issued; 12,699,940 shares outstanding as of March 31, 2026 and 2025, respectively	12,939	12,939
Additional paid-in capital	26,579,006	25,674,835
Treasury stock, 239,478 shares	(1,169,046)	(1,169,046)
Statutory reserve	413,821	413,821
Retained earnings	39,394,513	38,396,901
Accumulated other comprehensive loss	(464,753)	(513,122)
Total Jerash Holdings (US), Inc. Stockholders’ Equity	64,766,480	62,816,328

Noncontrolling interest	142,583	52,781
Total Equity	64,909,063	62,869,109

Total Liabilities and Equity	$89,852,514	$82,975,526

JERASH HOLDINGS (US), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Fiscal Years Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$3,627,402	$(839,929)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,074,963	2,681,709
Stock-based compensation expenses	904,171	1,758,146
Credit loss (recovery), net	73,479	(17,054)
Amortization of operating lease right-of-use assets	588,463	591,961
Uncertain tax provision	-	175,290
Changes in operating assets:
Accounts receivable	(2,673,527)	2,358,493
Inventories	(2,251,532)	(463,257)
Prepaid expenses and other current assets	296,668	(902,253)
Advance to suppliers	(1,995,441)	(3,558,057)
Deferred tax assets	-	158,329
Changes in operating liabilities:
Accounts payable	659,711	167,071
Accrued expenses	1,185,730	166,593
Other payables	(57,002)	(85,685)
Deferred revenue	(245,647)	476,804
Operating lease liabilities	(544,988)	(544,616)
Income tax payable	(148,106)	(759,037)
Deferred tax liabilities	(47)	120
Net cash provided by operating activities	2,494,297	1,364,628

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(5,128,453)	(951,112)
Payments for construction of properties	-	(1,089,484)
Payment for long-term deposits	(665,825)	(329,326)
Net cash used in investing activities	(5,794,278)	(2,369,922)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(2,539,988)	(2,458,968)
Repayment of short-term loan	(21,723,106)	(14,103,935)
Proceeds from short-term loan	22,113,640	18,616,397
Proceeds from long-term loan	2,820,800	-
Net cash provided by financing activities	671,346	2,053,494

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND RESTRICTED CASH	32,107	(21,028)

NET (DECREASE) INCREASE IN CASH AND RESTRICTED CASH	(2,596,528)	1,027,172

CASH, AND RESTRICTED CASH, BEGINNING OF THE YEAR	15,064,039	14,036,867

CASH, AND RESTRICTED CASH, END OF THE YEAR	$12,467,511	$15,064,039

CASH, AND RESTRICTED CASH, END OF THE YEAR	$12,467,511	$15,064,039
LESS: NON-CURRENT RESTRICTED CASH	1,702,935	1,717,248
CASH, END OF THE YEAR	$10,764,576	$13,346,791

Supplemental disclosure information:
Cash paid for interest	$1,625,387	$1,719,760
Income tax paid	$1,272,591	$1,398,684

Non-cash investing and financing activities
Equipment obtained by utilizing long-term deposit	$296,098	$667,567
Operating lease right of use assets obtained in exchange for operating lease obligations	$765,303	$186,726